VECTOR GROUP LTD

August 2020

VGR LISTED NYSE

Vector Group Ltd. owns Liggett Group, Vector Tobacco and New Valley.
New Valley owns 100% of Douglas Elliman.

TOBACCO

- Fourth-largest cigarette manufacturer in the U.S. with a strong family of brands — *Pyramid, Grand Prix, Liggett Select, Eve* and *Eagle 20's* — representing 14% share of the discount market.
- Focused on brand strength and long-term profit growth, while continuing to evaluate opportunities to pursue incremental volume and margin growth.
- Annual cost advantage due to favorable treatment under the Master Settlement Agreement that ranged between $160 million and $169 million from 2012 to 2019.
- The only cigarette company to have reached a comprehensive settlement resolving substantially all of the individual *Engle* progeny product liability cases pending in Florida. The *Engle* progeny cases have represented a substantial portion of Liggett's pending litigation.


Pyramid
LIGGETT SELECT
Eagle 20's
GRAND PRIX
EVE

REAL ESTATE

- New Valley, which owns Douglas Elliman Realty, LLC, is a diversified real estate company that is seeking to acquire or invest in additional real estate properties or projects.
- New Valley has invested approximately $179 million[1], as of June 30, 2020, in a broad portfolio of real estate projects.
- Douglas Elliman is the largest residential real estate brokerage firm in the New York metropolitan area and the fourth-largest in the U.S.
- Douglas Elliman's closings totaled $25.3 billion for the last 12 months ended June 30, 2020, and it has more than 7,000 affiliated agents and approximately 95 offices throughout the New York metropolitan area, South Florida, Southern California, and Massachusetts.





EXECUTIVE MANAGEMENT

Howard M. Lorber
President and Chief Executive Officer

Richard J. Lampen
Executive Vice President

J. Bryant Kirkland III
Senior Vice President, Chief Financial Officer and Treasurer

Marc N. Bell
Senior Vice President, General Counsel and Secretary

Nicholas P. Anson
President and Chief Operating Officer of Liggett Vector Brands

J. David Ballard
Senior Vice President, Enterprise Efficiency and CTO

COMPANY HIGHLIGHTS

- Headquartered in Miami with an executive office in Manhattan and tobacco operations in North Carolina
- Executive management and directors beneficially own 9% of the Company
- Reported cash of $540[3] million and investments with fair value of $137 million at June 30, 2020.
- Recognized as one of America's Most Trustworthy Companies by ***Forbes*** in 2013

Forbes | 2013 AMERICA'S MOST TRUSTWORTHY COMPANIES

Adjusted EBITDA[2]


Tobacco
Real Estate
Corporate and Other
$267M
$253M
$28M
($14M)
2017
$245M
$249M
$11M
($15M)
2018
$259M
$270M
$6M
($17M)
2019
$263M
$290M
($16M)
($11M)
LTM 6/30/20

Revenues LTM 6/30/20


Tobacco
Real Estate
$681M
TOTAL $1.845B
$1.163B

Liggett Vector Brands | Douglas Elliman Real Estate | NEW VALLEY

[1] Net of cash returned.

[2] Vector's Net income for the periods presented was $84.6M, $58.1M, $101M and $69.3M, respectively. Adjusted EBITDA are a Non-GAAP Financial Measure. Please refer to the Company's Current Reports on Form 8-K, filed on February 28, 2019, May 3, 2019 and February 28, 2020 and dated August 5, 2020, respectively (Exhibit 99.1) for a reconciliation of Non-GAAP financial measures to GAAP.

[3] At June 30, 2020, this amount includes cash at Douglas Elliman of $61 million and cash at Liggett of $218 million. Balances include $132 million of deferred federal excise tax payments, which will be paid during the third quarter of 2020. Excludes real estate investments.

This summary contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We have identified these forward-looking statements using words such as "could" and similar expressions. These statements reflect our current beliefs. Accordingly, such forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause our actual results, performance or achievements to differ materially from those expressed in, or implied by, such statements.

Contact: Emily Claffey / Ben Spicehandler / Columbia Clancy of Sard Verbinnen & Co (212) 687-8080

vectorgroupltd.com